                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    July 11, 2001
                                                 ---------------------

                       Global Sports & Entertainment, Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                              000-24520                 04-3021770
------------------            ------------------------     ------------------
(State or other jurisdiction  (Commission File Number)      (IRS Employer
 of incorporation)                                         Identification No.)


                5092 S. Jones Boulevard, Las Vegas, Nevada 89118
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:    (702) 967-6000
                                                   ---------------------

                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         This Form 8-K/A is being filed to amend the Form 8-K filed by the Registrant on July 24, 2001 to include financial statements and pro forma financial information referred to in Item 7 below.

         In July 2001, Global Sports & Entertainment, Inc., a Delaware corporation which has been renamed Global SportsEDGE, Inc., and Turfclub.com, Inc. agreed to a reverse acquisition of the Registrant company in which the Registrant agreed to acquire all of the outstanding capital stock of SportsEDGE and Turfclub.com in exchange for 669,464 shares of the Registrant's Series B preferred stock. The shares of Series B preferred stock issued under the Agreement and Plan of Reorganization dated July 6, 2001 were automatically converted into a total of 20,920,750 shares of the Registrant's common stock concurrent with, and after giving effect to, a one-for-four reverse split of the Registrant's common stock effected in August 2001. The Registrant's stockholders immediately prior to the reorganization held a total of 3,750,000 shares of the Registrant's common stock after the reorganization, after giving effect to the one-for-four reverse stock split. In connection with the reorganization:

         o All of the Registrant's former directors and officers resigned and were replaced by new directors and officers;

         o The Registrant amended its certificate of incorporation to (i) effect a one-for-four reverse stock split of its common stock;
                  (ii) change its name to Global Sports & Entertainment, Inc.; and (iii) increase its authorized capital to 50,000,000 shares of common stock and 5,000,000 shares of preferred stock;

         o The Registrant issued 14,845,241 shares of its common stock to the stockholders of SportsEDGE as a result of the automatic conversion of all outstanding shares of the Registrant's Series B preferred stock and after giving effect to the one-for-four reverse split of the Registrant's common stock;

         o The Registrant issued options and warrants to purchase a total of 4,252,276 shares of its common stock to replace options and warrants held by the former stockholders of SportsEDGE; and

         o The Registrant concurrently raised $1,500,000 in a private placement sale of 64,000 shares of its Series C convertible preferred stock, each share of which is convertible at any time into 46.875 shares of common stock, plus warrants to purchase an additional 64,000 shares of Series C convertible preferred stock.

         In August, 2001, the Registrant issued an additional 550,000 shares of common stock for financing and services associated with the reorganization.

         As part of the reorganization, the Registrant filed with the Secretary of State of California, on July 10, 2001, an Agreement of Merger providing for the merger of Turfclub.com, Inc., a California corporation, with and into a wholly-owed subsidiary of the Registrant formed solely for the purpose of acquiring Turfclub.com. The Agreement of Merger contemplated that the outstanding capital stock of Turfclub.com would convert into a total of 194,416 shares of the Registrant's Series B Preferred Stock, which would have been converted into a total of 6,075,500 shares of the Registrant's common stock as a result of the amendment to our Certificate of Incorporation which was filed on August 27, 2001. However, management of the Registrant believes that Turfclub.com breached its agreement with the Registrant and therefore the

Registrant is seeking to formally rescind the transaction with Turfclub.com. The Registrant has offered to return the Turbclub.com business to the shareholders of TurfClub.com pending a resolution of this dispute. As of the filing of this report, the Registrant has not issued the shares of its stock to the former TurfClub.com shareholders pursuant to the Agreement of Merger and does not intend to issue those shares in the future. Management believes that its reasons for rescinding the Turfclub.com acquisition are meritorious and intends to vigorously oppose any actions by the Turfclub.com shareholders to cause the Registrant to consummate the merger transaction.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)-(b)  Financial Statements and Pro Forma Financial Information.
                  --------------------------------------------------------

                  Audited Financial Statements of Global SportsEDGE, Inc. as of December 31, 2000 and for the twelve months then ended.

                  Unaudited Condensed Financial Statements of Global SportsEDGE, Inc. as of June 30, 2001 and for the six months then ended.

                  Unaudited Pro Forma Combined Statements of Income of the Registrant and Global SportsEDGE, Inc. as of December 31, 2000 and June 30, 2001 and for the twelve months and six months, respectively, then ended.

         (c)      Exhibits.
                  --------

                  None.

ITEM 8.  CHANGE IN FISCAL YEAR.

         The Registrant has rescinded its previously reported election to change its fiscal year end from December 31 to June 30.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Global Sports & Entertainment, Inc.
                                            (Registrant)


Date:  February __, 2002                    By: /s/   Wayne Allyn Root
                                                --------------------------------
                                                Wayne Allyn Root, Chairman

                          INDEX TO FINANCIAL STATEMENTS

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]


                                                                            PAGE
                                                                            ----

AUDITED FINANCIAL STATEMENTS
----------------------------

Independent Auditor's Report................................................F-2

Balance Sheet as of December 31, 2000 ......................................F-3

Statement of Operations for the year ended December 31, 2000................F-4

Statement of Changes in Stockholders' Deficit for the year ended
  December 31, 2000 ........................................................F-5

Statement of Cash Flows for the year ended December 31, 2000 ...............F-6

Notes to Financial Statements ..............................................F-7


UNAUDITED CONDENSED FINANCIAL STATEMENTS
----------------------------------------

Balance Sheet as of June 30, 2001...........................................F-16

Statement of Operations for the six months ended June 30, 2001..............F-17

Statement of Changes in Stockholders' Deficit for the six months ended June 30, 2001.......................................................F-18

Statement of Cash Flows for the six months ended June 30, 2001..............F-19

Notes to Financial Statements ..............................................F-20


UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
-------------------------------------------------

Pro Forma Combined Balance Sheets As of June 30, 2001.......................F-24

Pro Forma Combined Statements Of Operations For The Six Months
  Ended June 30, 2001.......................................................F-25

Pro Forma Combined Balance Sheets As Of December 31, 2000...................F-26

Pro Forma Combined Statements Of Operations For The Year
  Ended December 31, 2000...................................................F-27

                          INDEPENDENT AUDITOR'S REPORT


To the Stockholders and Board of Directors of Global SportsEdge, Inc.


         We have audited the accompanying balance sheet of Global SportsEdge, Inc. [formerly E Sports Entertainment, Inc. and Global Sports & Entertainment, Inc.] as of December 31, 2000, and the related statements of operations and changes in stockholders' deficit, and cash flows for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global SportsEdge, Inc. [formerly E Sports Entertainment, Inc. and Global Sports & Entertainment, Inc.] as of December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered a loss from operations, has a working capital deficiency and accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                           MOORE STEPHENS, P.C.
                                           Certified Public Accountants.

Cranford, New Jersey
December 14, 2001

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                      BALANCE SHEET AS OF DECEMBER 31, 2000


                                     ASSETS

CURRENT ASSETS:

  Cash                                                              $    74,666

PROPERTY AND EQUIPMENT (NET)                                            338,590

EQUIPMENT HELD UNDER CAPITAL LEASE (NET)                                253,940
                                                                    ------------

         TOTAL ASSETS                                               $   667,196
                                                                    ============

                     LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES:

  Current Portion of Capital Lease                                  $    74,084
  Notes Payable - Related Parties                                       150,000
  Deferred Revenue                                                      358,990
  Accounts Payable                                                      403,191
  Accrued Interest - Related Party                                        1,917
                                                                    ------------

         TOTAL CURRENT LIABILITIES                                      988,182

LONG-TERM PORTION OF CAPITAL LEASE                                      130,656
                                                                    ------------

         TOTAL LIABILITIES                                            1,118,838
                                                                    ------------

STOCKHOLDERS' DEFICIT:

  Convertible Preferred Stock - Par Value $.001, Authorized
    4,200,000 Shares, 3,807,484 Shares Issued and Outstanding             3,807

  Common Stock - Par Value $.001, Authorized 20,000,000
    Shares, 10,125,000 Shares Issued and Outstanding                     10,125

Discount on Common Stock                                                (10,125)

Additional Paid-in Capital                                            5,707,418

Accumulated Deficit                                                  (6,162,867)
                                                                    ------------

         TOTAL STOCKHOLDERS' DEFICIT                                   (451,642)
                                                                    ------------

         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                $   667,196
                                                                    ============

    The Accompanying Notes are an Integral Part of these Financial Statements

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

          STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000


REVENUES:

  Revenues (Net of Credit Card Chargebacks of $82,806)             $  1,055,075
                                                                   -------------

EXPENSES:
  Handicapping Fees                                                     221,432
  Handicapping Fees - Related Party                                      70,000
  Advertising Expense                                                 3,172,392
  Compensation Expense                                                1,385,419
  Professional Fees                                                     475,900
  Selling and Administrative Expense                                  1,810,410
  Depreciation Expense                                                  100,461
                                                                   -------------

         TOTAL EXPENSES                                               7,236,014
                                                                   -------------

         OPERATING (LOSS)                                            (6,180,939)
                                                                   -------------

OTHER INCOME [EXPENSE]:
  Interest Income                                                        42,845
  Interest Expense                                                      (22,856)
  Interest Expense - Related Party                                       (1,917)
                                                                   -------------

         OTHER INCOME - NET                                              18,072

         NET (LOSS)                                                $ (6,162,867)
                                                                   =============

BASIC AND DILUTED (LOSS) PER SHARE OF COMMON STOCK                 $      (0.61)
                                                                   -------------

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING                  10,125,000
                                                                   =============

    The Accompanying Notes are an Integral Part of these Financial Statements

                                    GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                                              AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                         STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                DISCOUNT
                                      PREFERRED STOCK         COMMON STOCK         ON       ADDITIONAL                     TOTAL
                                    -------------------  ---------------------   COMMON      PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                      SHARES    AMOUNT     SHARES      AMOUNT    STOCK       CAPITAL       DEFICIT        DEFICIT
                                    ----------  -------  -----------  --------  ---------   -----------  ------------   ------------
Issuance of Founders
  Shares, January 15, 2000                 --   $   --   10,125,000   $10,125   $(10,125)   $       --   $        --    $        --

Issuance of Preferred
  Stock for Services,
  June 7, 2000                        105,000      105           --        --         --       157,395            --        157,500

Issuance of Preferred
  Stock for Cash,
  October 31, 2000                  3,702,484    3,702           --        --         --     5,550,023            --      5,553,725

Net (Loss)                                 --       --           --        --         --            --    (6,162,867)    (6,162,867)
                                    ----------  -------  -----------  --------  ---------   -----------  ------------   ------------

BALANCE - DECEMBER 31, 2000         3,807,484   $3,807   10,125,000   $10,125   $(10,125)   $5,707,418   $(6,162,867)   $  (451,642)

                              The Accompanying Notes are an Integral Part of these Financial Statements

                                                                F-5

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

          STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2000


OPERATING ACTIVITIES:
  Net Loss                                                          $(6,162,867)
                                                                    ------------
  Adjustments to Reconcile Net Income to Net Cash
    Used in Operating Activities:
    Depreciation                                                        100,461
    Increase in Deferred Revenue                                        358,990
    Services Paid in Stock                                              157,500

  Changes in Assets and Liabilities:
  [Increase] Decrease In:
    Accounts Payable                                                    403,191
    Other Current Liabilities                                             1,917
                                                                    ------------

Total Adjustments                                                     1,022,059
                                                                    ------------

TOTAL CASH USED IN OPERATING ACTIVITIES                              (5,140,808)
                                                                    ------------

INVESTING ACTIVITIES:
  Purchase of Property and Equipment                                   (401,601)
                                                                    ------------

FINANCING ACTIVITIES:
  Proceeds from Issuance of Notes Payable - Stockholders                150,000
  Proceeds from Issuance of Preferred Stock                           5,553,725
  Payments on Capital Lease Obligations                                 (86,650)
                                                                    ------------

  TOTAL CASH PROVIDED BY FINANCING ACTIVITIES                         5,617,075
                                                                    ------------

  NET INCREASE IN CASH                                                   74,666

CASH - BEGINNING OF YEAR                                                     --
                                                                    ------------

CASH - END OF YEAR                                                  $    74,666
                                                                    ============

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

         For the year ended December 31, 2000, the Company paid $-0- for taxes and $24,694 for interest. During 2000, the Company also issued 10,125,000 shares of Founders stock in a non-cash transaction for no consideration. During 2000, $291,390 worth of fixed assets were purchased under capital lease agreements [10], of which $86,650 was paid for during 2000.

    The Accompanying Notes are an Integral Part of these Financial Statements

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                          NOTES TO FINANCIAL STATEMENTS


[1] ORGANIZATION

NATURE OF BUSINESS - Global SportsEdge, Inc. [formerly E Sports Entertainment, Inc. and Global Sports & Entertainment, Inc.] [the "Company" or "Global" ] is a Delaware Corporation located in Las Vegas, Nevada. The Company primarily develops, produces and markets sports handicapping analysis and information via television and the Internet.

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION - Revenue is recognized as services are rendered. On December 31, 2000, the Company had received approximately $360,000 in payments for unrendered services. This amount is recorded as a current liability.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments, with a maturity of three months or less when purchased, to be cash equivalents. At December 31, 2000, the Company did not have any cash equivalents.

PROPERTY AND EQUIPMENT AND DEPRECIATION - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 5 years.

Routine maintenance and repair costs are charged to expense as incurred and renewals and improvements that extend the useful life of the assets are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is reported as income or expense.

STOCK OPTIONS AND SIMILAR EQUITY INSTRUMENTS - The Company has adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation," for stock options and similar equity instruments [collectively "Options"] issued to employees and directors. However, the Company will continue to apply the intrinsic value based method of accounting for options issued to employees prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees" rather than the fair value based method of accounting prescribed by SFAS No. 123. SFAS No. 123 also applies to transactions in which an entity issues its equity instruments to acquire goods and services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                     NOTES TO FINANCIAL STATEMENTS, SHEET #2


[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

BASIC AND DILUTED LOSS PER COMMON SHARE - The Company has adopted Statement of Financial Accounting Standards ["SFAS"] No. 128, "Earnings Per Share." Under SFAS 128, loss per common share is computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during the period. In the Company's present position, diluted loss per share is the same as basic loss per share. Securities that could potentially dilute EPS in the future include the issuance of common stock in settlement of notes payable and the exercise of stock options and warrants.

INCOME TAXES - Pursuant to SFAS No. 109, "Accounting for Income Taxes," income tax expense [or benefit] for the year is the sum of deferred tax expense [or benefit] and income taxes currently payable [or refundable]. Deferred tax expense [or benefit] is the change during the year in a company's deferred tax liabilities and assets. Deferred tax liabilities and assets are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

ADVERTISING EXPENSES - The Company expenses advertising costs as incurred. Total advertising costs for the year ended December 31, 2000 amounted to approximately $3,172,000.

CAPITALIZATION OF SOFTWARE DEVELOPMENT COSTS - The costs of developing the Company's websites and internal computer software are accounted for in accordance with SOP 98-1, as software developed for internal use. All costs related to the preliminary project stage in which the nature of the project and the strategy to attain the objectives is explored are expensed. The next stage, the application development stage, includes external directs costs of materials and services as well as internal costs for payroll and other costs, which are capitalized. Post implementation/operation stage costs and training costs are expensed as incurred. For the year ended December 31, 2000, approximately $250,000 was capitalized and approximately $84,000 was expensed.

[3] GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplates continuation of the Company as a going concern and realization of assets and settlement of liabilities and commitments in the normal course of business. For the year ended December 31, 2000, the Company has a loss from operations, a working capital deficiency of $935,581, and an accumulated deficit, that raise substantial doubt about the Company's ability to continue as a going concern. Management plans to secure additional financing through equity issuances, consistent with its original business plan. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                     NOTES TO FINANCIAL STATEMENTS, SHEET #3


[4] CONCENTRATIONS OF CREDIT RISKS

The Company places its cash and cash equivalents with high credit quality institutions to limit its credit exposure. At December 31, 2000, the Company did not have any amounts in a financial institution that is subject to normal credit risk beyond insured amounts. The Company routinely assesses the credit worthiness of its customers before a sale takes place and believes its credit risk exposure is limited. The Company performs ongoing credit evaluations of its customers but does not require collateral as a condition of service.

[5] PROPERTY AND EQUIPMENT

The following details the composition of property and equipment:

                                                       Accumulated
                                           Cost          Deficit          Net
                                         ---------      ---------      ---------

Television Studio Set                    $151,601       $ 22,625       $128,976
Website                                   250,000         40,386        209,614
                                         ---------      ---------      ---------

         Totals                          $401,601       $ 63,011       $338,590
                                         =========      =========      =========


Depreciation expense, excluding assets under capital lease obligations, for the year ended December 31, 2000 amounted to $63,011.

[6] STOCKHOLDERS' DEFICIT

In January of 2000, the Company issued 10,125,000 shares of its common stock to its founders and received no consideration for these shares.

During 2000, the Company issued 3,702,484 shares of Preferred Series A Stock ("Series A") and 1,851,243 warrants to purchase its Common Stock with an exercise price of $1.50 a share, for consideration of $5,553,725, in connection with a Private Placement Memorandum ("PPM"). The PPM allowed investors to purchase "Units" of the Company at a cost of $105,000 per unit. Each unit consisted of 70,000 shares of Series A and 35,000 warrants to purchase shares of common stock at $1.50 per share.

The Company issued 105,000 shares of Series A, 52,500 warrants and 100,000 stock purchase options exercisable at $1.50 per share as payment for professional services valued at $157,500 which was charged to operations.

The Company granted 1,678,750 stock purchase options exercisable at $1.50 per share to employees for no consideration which were accounted for under APB 25, "Accounting for Stock Issued to Employees" with no expense recorded.

The Company also issued 175,000 stock purchase options exercisable at $7.50 per share to a consultant. These options have a value of $-0- using the minimum value method and no expense was recorded.

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                     NOTES TO FINANCIAL STATEMENTS, SHEET #4


[6] STOCKHOLDERS' DEFICIT [CONTINUED]

The following is a summary of option transactions:

                                                                Weighted-Average
                                                  Shares        Exercise Price
                                              -------------     ---------------

Outstanding at January 1, 2000                          --      $           --
Granted                                          1,953,570                2.04
Exercised                                               --                  --
Canceled                                                --                  --
                                              -------------     ---------------

         OUTSTANDING AT DECEMBER 31, 2000        1,953,570      $         2.04
                                              =============     ===============

         EXERCISABLE AT DECEMBER 31, 2000        1,953,570      $         2.04
                                              =============     ===============


The following table summarizes information about stock options at December 31, 2000:

           Weighted Average Outstanding and Exercisable Stock Options
           ----------------------------------------------------------

                                    Remaining Contractual     Weighted-Average
Exercise Prices        Shares                Life              Exercise Price
----------------    -------------   ---------------------   --------------------

$1.50 - $7.50         1,953,750            4 years                 $2.04


The Black-Scholes option valuation model was developed for use in estimating the fair value of options. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. As a private company, price volatility is set to 0% under the minimum value method. The weighted average fair value of stock options granted during 2000 was $0.27 per option.

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                     NOTES TO FINANCIAL STATEMENTS, SHEET #5


[6] STOCKHOLDERS' DEFICIT [CONTINUED]

The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model for the pro forma amounts with the following weighted average assumptions:

                                                     December 31, 2000
                                                    -------------------

Risk-Free Interest Rate                             $      5.5%
Expected Life                                             4 years
Expected Volatility                                         --%
Expected Dividends                                  $       --


The pro forma amounts are indicated below:

                                                        Year ended
                                                     December 31, 2000
                                                    -------------------

Net (Loss) as Reported                              $   (6,162,867)
Pro Forma Net (Loss)                                    (6,683,398)
(Loss) Per  Share as Reported                              (.61)
Pro Forma (Loss) Per Share                          $      (.66)

The following table summarizes the Company's warrants to purchase common stock:


                                                                Weighted-Average
                                                  Shares        Exercise Price
                                               ------------    ----------------

Outstanding at January 1, 2000                          --     $            --
Granted                                          1,903,743                1.50
Exercised                                               --                  --
Canceled                                                --                  --
                                               ------------    ----------------

         OUTSTANDING AT DECEMBER 31, 2000        1,903,743     $          1.50
                                               ============    ================

         EXERCISABLE AT DECEMBER 31, 2000        1,903,743     $          1.50
                                               ============    ================

[7] PROVISION FOR INCOME TAXES

The operating loss carry forwards at December 31, 2000, [assuming all operating loss carry forwards will be available] amount to approximately $6,000,000. Such loss carry forwards will expire in 2020. At December 31, 2000, based on the amount of operating loss carry forwards, the Company would have had a deferred tax asset of approximately $2,040,000. Because of the uncertainty that the Company will generate income in the future sufficient to fully or partially utilize these carry forwards, a valuation allowance of $2,040,000 has been established, of which the entire amount is related to 2000. Accordingly, no deferred tax asset is reflected in these financial statements.

Pursuant to Section 382 of the Internal Revenue Code, utilization of these losses may be limited if substantial changes in Company ownership were to occur.

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                     NOTES TO FINANCIAL STATEMENTS, SHEET #6


[8] NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS

In July 1999, the FASB issues SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133," which amends SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this standard to have a material effect on the Company's results of consolidated operations, financial position, or cash flows.

In December 1999, the Securities and Exchange Commission ["SEC"] issued Staff Accounting Bulletin ["SAB"] 101, "Revenue Recognition in Financial Statements," which provides guidance related to revenue recognition based on interpretations and practices followed by the SEC. SAB 101 was effective the first fiscal quarter of fiscal years beginning after December 15, 1999 and requires companies to report any changes in revenue recognition as cumulative change in accounting principle at the time of implementation in accordance with Accounting Principles Board Opinion 20, "Accounting Changes." The SEC has issued SAB 101B, "Amendment:
Revenue Recognition in Financial Statements," which delays implementation of SAB 101 until the Company's fourth quarter of 2000. The Company's adoption of SAB 101 did not have a material impact on the financial position or results of operations of the Company.

The Financial Accounting Standards Board ["FASB"] has issued Statement No. 141, "Business Combinations" and Statement No. 142, "Goodwill and Other Intangible Assets" in July 2001 as well as Statement No. 143, "Accounting for Asset Retirement Obligations," in August 2001 and Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets, in October 2001..

Those Statements will change the accounting for business combinations and goodwill in two significant ways. First, Statement No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. Second, Statement No. 142 changes the accounting of goodwill from an amortization method to an impairment-only approach. Thus, amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of the Statement, which for companies with calendar year ends will be January 1, 2002.

Statement No. 143 requires that legally obligated costs associated with the retirement of long-lived tangible assets be recognized as soon as estimable and capitalized as part of the carrying amount of the asset. Statement No. 144 requires that one accounting method be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and by broadening the presentation of discontinued operations to include more disposal transactions. The provisions of Statement No. 143 and 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years.

The Company does not anticipate the adoption of the new statements to materially impact its financial statements.

[9] RELATED PARTY TRANSACTIONS

In October, 2000, the Company entered into a note payable agreement with an officer of the Company for $100,000 plus interest accrued at 7% annually. At December 31, 2000, the Company had a balance of $100,000 outstanding under this agreement, with accrued interest of $1,167. The note is payable plus accrued interest is payable on the lender's demand and is therefore, classified as a current liability.

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                     NOTES TO FINANCIAL STATEMENTS, SHEET #7


[9] RELATED PARTY TRANSACTIONS [CONTINUED]

In November 2000, the Company entered into a note payable agreement with a shareholder of the Company for $50,000 plus interest accrued at 9% annually. At December 31, 2000, the Company had a balance of $50,000 outstanding under this agreement, with accrued interest of $750. The note is payable plus accrued interest is payable on the lender's demand and is therefore, classified as a current liability.

During 2000, Global paid approximately $70,000 to Wayne Root for handicapping services, Mr. Root is an Officer and Director of the Company. The $70,000 was charged to handicapping fees.

[10] COMMITMENTS AND CONTINGENCIES

CAPITAL LEASES - The Company is the lessee of office and computer equipment under nine (9) capital leases expiring within the next three (3) years. These capital leases are collateralized by the related assets. The liabilities under capital leases are recorded at the present value of the net future minimum lease payments and the assets are recorded at the purchase price which approximates fair market value on the date of the purchase.

Following is a summary of property held under capital leases:

                                                     Accumulated
                                           Cost      Depreciation      Net
                                        -----------  ------------  ------------

Office Fixtures and Equipment           $  291,390   $    37,450   $   253,940


Depreciation of assets under capital leases charged to expense for the year ending December 31, 2000 was $37,450.

Minimum future lease payments under capital leases for each of the next three years and in the aggregate are:

2001                                                            $   118,762
2002                                                                105,181
2003                                                                 56,505
                                                                ------------

Total Minimum Lease Payments                                        280,448
Less:  Amount Representing Interest                                  75,708
                                                                ------------

Present Value of Net Minimum Lease Payments                         204,740
Less: Current Portion                                                74,084
                                                                ------------

         LONG-TERM PORTION                                      $   130,656
         -----------------                                      ============

OPERATING LEASES - In December 2000, the Company entered into an operating lease, for office space, that expires in January 2004. The lease grants an option for renewal for an additional three (3) years. The lease has monthly payment obligations of $8,250, increasing annually, based on the CPI.

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                     NOTES TO FINANCIAL STATEMENTS, SHEET #8


[10] COMMITMENTS AND CONTINGENCIES [CONTINUED]

Approximate minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2000.


Year ending December 31,                                    Operating Leases
------------------------                                    ----------------

2001                                                        $        99,000
2002                                                                104,000
2003                                                                110,000
                                                            ----------------

         TOTAL                                              $       313,000
         -----                                              ================

Rent expense for the year ended December 31, 2000 was approximately $145,000 and was charged to operations.

[11] LEGAL MATTERS

In the normal course of business, the Company is exposed to a number of asserted and unasserted potential claims. Management, after review and consultation with counsel, believes it has meritorious defenses and considers that any liabilities from these matters would not materially affect the financial position, liquidity or results of operations of the Company.

[12] FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted Statement of Financial Accounting Standards ["SFAS"] No. 107, "Disclosure About Fair Value of Financial Instruments," which requires disclosing fair value, to the extent practicable, for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of these financial instruments, the Company used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash and cash equivalents, related party and trade and note payable, it was assumed that the carrying amount approximated fair value for the majority of these instruments because of their short maturities.

[13] SUBSEQUENT EVENTS [UNAUDITED]

In July 2001, the Company completed a reverse acquisition of IMSCO Technologies, Inc. ["IMSCO"], a publicly traded Delaware corporation. This transaction was recorded as a recapitalization of the Company. Initially this transaction was to include a California corporation, TurfClub.com, Inc. ["TurfClub"] which was to merge with the Company.

Management of IMSCO is seeking to formally rescind the share exchange transaction with the shareholders of TurfClub due to a breach in the merger agreement. As of December 14, 2001, IMSCO had not issued any shares of IMSCO stock to the TurfClub shareholders and does not intend to issue any shares in the future pursuant to the rescinded merger agreement. Management believes that the reasons for this action are meritorious and intends to vigorously oppose any actions by the Turfclub shareholders to cause the issuance of the Company's common shares for the purpose of completing the merger transaction.

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                     NOTES TO FINANCIAL STATEMENTS, SHEET #9


[13] SUBSEQUENT EVENTS [UNAUDITED] [CONTINUED]

On August 27, 2001, IMSCO amended its certificate of incorporation to (i) change its name to Global Sports & Entertainment, Inc., (ii) effect a one-for-four reverse split of its common stock ["New Shares"] and (iii) increase the number of authorized shares to 50,000,000 new shares of common stock and 5,000,000 shares of preferred stock.

Pursuant to the acquisition of IMSCO, holders of the shares, options and warrants of the Company will be able to convert these items into IMSCO shares, options, and warrants. Each share of the Company's common or preferred stock can be exchanged for approximately 1.066 new shares of stock. Options and warrants, when exercised, will automatically convert at the same rate.

Shares of common stock issued in connection with the reverse acquisition were as follows:

         14,845,241        to stockholders of Global Sportsedge, Inc. from
                           automatic conversion of Series B preferred shares

          3,750,000        to stockholders of IMSCO after giving effect to
                           reverse split

            550,000        for financing and services associated with the
                           reorganization.
        ------------
         19,145,241        Total common shares issued
        ============

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                        BALANCE SHEET AS OF JUNE 30, 2001
                                   (UNAUDITED)


                                     ASSETS

CURRENT ASSETS:

  Cash                                                              $     4,074

PROPERTY AND EQUIPMENT (NET)                                            271,657

EQUIPMENT HELD UNDER CAPITAL LEASE (NET)                                205,375
                                                                    ------------

         TOTAL ASSETS                                               $   481,106
                                                                    ============

                     LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES:

  Current Portion of Capital Lease                                  $    79,245
  Notes Payable - Related Parties                                       150,000
  Deferred Revenue                                                      250,000
  Accounts Payable                                                      698,888
  Other accrued liabilities                                              16,185
  Accrued Interest - Related Party                                        5,162
                                                                    ------------

         TOTAL CURRENT LIABILITIES                                    1,119,480

LONG-TERM DEBT & PORTION OF CAPITAL LEASE                               256,479
                                                                    ------------

         TOTAL LIABILITIES                                            1,455,959
                                                                    ============

STOCKHOLDERS' DEFICIT:

  Convertible Preferred Stock - Par Value $.001, Authorized
    4,200,000 Shares, 3,807,484 Shares Issued and Outstanding             3,807

  Common Stock - Par Value $.001, Authorized 20,000,000
    Shares, 10,125,000 Shares Issued and Outstanding                     10,125

Discount on Common Stock                                                (10,125)

Additional Paid-in Capital                                            5,707,418

Accumulated Deficit                                                  (6,686,078)
                                                                    ------------

         TOTAL STOCKHOLDERS' DEFICIT                                   (974,853)
                                                                    ------------

         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                $   481,106
                                                                    ============

   The Accompanying Notes are an Integral Part of these Financial Statements

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

         STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                   (UNAUDITED)


REVENUES:

  Revenues (Net of Credit Card Chargebacks of $135,101)            $  1,002,393
                                                                   -------------

EXPENSES:
  Handicapping Fees                                                      17,239
  Handicapping Fees - Related Party                                      20,000
  Advertising Expense                                                   157,865
  Compensation Expense                                                  563,075
  Professional Fees                                                      38,346
  Selling and Administrative Expense                                    594,150
  Depreciation Expense                                                  115,499
                                                                   -------------

         TOTAL EXPENSES                                               1,506,174
                                                                   -------------

         OPERATING (LOSS)                                              (503,781)
                                                                   -------------

OTHER INCOME [EXPENSE]:
  Interest Expense                                                      (16,185)
  Interest Expense - Related Party                                       (3,245)
                                                                   -------------

         OTHER INCOME - NET                                             (19,430)
                                                                   -------------

         NET (LOSS)                                                $   (523,211)
                                                                   =============

BASIC AND DILUTED (LOSS) PER SHARE OF COMMON STOCK                 $      (0.05)
                                                                   =============

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING                  10,125,000
                                                                   =============

    The Accompanying Notes are an Integral Part of these Financial Statements

                                    GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                                              AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                        STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                                             (UNAUDITED)

                                                                                DISCOUNT
                                      PREFERRED STOCK         COMMON STOCK         ON       ADDITIONAL                     TOTAL
                                    -------------------  ---------------------   COMMON      PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                      SHARES    AMOUNT     SHARES      AMOUNT    STOCK       CAPITAL       DEFICIT        DEFICIT
                                    ----------  -------  -----------  --------  ---------   -----------  ------------   ----------

Balance - December 31, 2000         3,807,484   $3,807   10,125,000   $10,125   $(10,125)   $5,707,418   $(6,162,867)   $(451,642)

Net (Loss)                                 --       --           --        --         --            --      (523,211)    (523,211)
                                    ----------  -------  -----------  --------  ---------   -----------  ------------   ----------

BALANCE - JUNE 30, 2001             3,807,484   $3,807   10,125,000   $10,125   $(10,125)   $5,707,418   $(6,686,078)   $(974,853)
                                    ==========  =======  ===========  ========  =========   ===========  ============   ==========

                              The Accompanying Notes are an Integral Part of these Financial Statements

                                                                F-18

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

         STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                   (UNAUDITED)


OPERATING ACTIVITIES:
  Net Loss                                                            $(523,211)
                                                                      ----------
  Adjustments to Reconcile Net Income to Net Cash
    Used in Operating Activities:
    Depreciation                                                        115,499
    Decrease in Deferred Revenue                                       (108,990)

  Changes in Assets and Liabilities:
  [Increase] Decrease In:
    Accounts Payable                                                    295,696
    Other Current Liabilities                                            19,430
                                                                      ----------

Total Adjustments                                                       321,635
                                                                      ----------

TOTAL CASH USED IN OPERATING ACTIVITIES                                (201,576)
                                                                      ----------

INVESTING ACTIVITIES:
  Purchase of Property and Equipment                                   (401,601)

FINANCING ACTIVITIES:
  Proceeds from Issuance of Notes Payable                               160,000
  Payments on Capital Lease Obligations                                 (29,016)
                                                                      ----------

  TOTAL CASH PROVIDED BY FINANCING ACTIVITIES                           130,984
                                                                      ----------

  NET INCREASE IN CASH                                                  (70,592)

CASH - BEGINNING OF YEAR                                                 74,666
                                                                      ----------

CASH - END OF PERIOD                                                  $   4,074
                                                                      ==========

    The Accompanying Notes are an Integral Part of these Financial Statements

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

[1] ORGANIZATION

NATURE OF BUSINESS - Global SportsEdge, Inc. [formerly E Sports Entertainment, Inc. and Global Sports & Entertainment, Inc.] [the "Company" or "Global" ] is a Delaware Corporation located in Las Vegas, Nevada. The Company primarily develops, produces and markets sports handicapping analysis and information via television and the Internet.

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION - Revenue is recognized as services are rendered. Any amounts received from customers for services not yet rendered on a balance sheet date are reflected as a current liability.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments, with a maturity of three months or less when purchased, to be cash equivalents. At June 30, 2001, the Company did not have any cash equivalents.

PROPERTY AND EQUIPMENT AND DEPRECIATION - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 5 years.

Routine maintenance and repair costs are charged to expense as incurred and renewals and improvements that extend the useful life of the assets are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is reported as income or expense.

STOCK OPTIONS AND SIMILAR EQUITY INSTRUMENTS - The Company has adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation," for stock options and similar equity instruments [collectively "Options"] issued to employees and directors. However, the Company will continue to apply the intrinsic value based method of accounting for options issued to employees prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees" rather than the fair value based method of accounting prescribed by SFAS No. 123. SFAS No. 123 also applies to transactions in which an entity issues its equity instruments to acquire goods and services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                          NOTES TO FINANCIAL STATEMENTS


[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

BASIC AND DILUTED LOSS PER COMMON SHARE - The Company has adopted Statement of Financial Accounting Standards ["SFAS"] No. 128, "Earnings Per Share." Under SFAS 128, loss per common share is computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during the period. In the Company's present position, diluted loss per share is the same as basic loss per share. Securities that could potentially dilute EPS in the future include the issuance of common stock in settlement of notes payable and the exercise of stock options and warrants.

INCOME TAXES - Pursuant to SFAS No. 109, "Accounting for Income Taxes," income tax expense [or benefit] for the year is the sum of deferred tax expense [or benefit] and income taxes currently payable [or refundable]. Deferred tax expense [or benefit] is the change during the year in a company's deferred tax liabilities and assets. Deferred tax liabilities and assets are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

ADVERTISING EXPENSES - The Company expenses advertising costs as incurred. Total advertising costs for the six months ended June 30, 2001 amounted to approximately $158,000.

CAPITALIZATION OF SOFTWARE DEVELOPMENT COSTS - The costs of developing the Company's websites and internal computer software are accounted for in accordance with SOP 98-1, as software developed for internal use. All costs related to the preliminary project stage in which the nature of the project and the strategy to attain the objectives is explored are expensed. The next stage, the application development stage, includes external directs costs of materials and services as well as internal costs for payroll and other costs, which are capitalized. Post implementation/operation stage costs and training costs are expensed as incurred.

[3] GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplates continuation of the Company as a going concern and realization of assets and settlement of liabilities and commitments in the normal course of business. For the six months ended June 30, 2001, the Company has a loss from operations and at June 30, 2001, a working capital deficiency of $1,115,406, and an accumulated deficit. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. Management plans to secure additional financing through equity issuances, consistent with its original business plan. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

[4] STOCKHOLDERS' DEFICIT

In January of 2000, the Company issued 10,125,000 shares of its common stock to its founders and received no consideration for these shares.

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                          NOTES TO FINANCIAL STATEMENTS


[4] STOCKHOLDERS' DEFICIT [CONTINUED]

During 2000, the Company issued 3,702,484 shares of Preferred Series A Stock ("Series A") and 1,851,243 warrants to purchase its Common Stock with an exercise price of $1.50 a share, for consideration of $5,553,725, in connection with a Private Placement Memorandum ("PPM"). The PPM allowed investors to purchase "Units" of the Company at a cost of $105,000 per unit. Each unit consisted of 70,000 shares of Series A and 35,000 warrants to purchase shares of common stock at $1.50 per share.

The Company issued 105,000 shares of Series A, 52,500 warrants and 100,000 stock purchase options exercisable at $1.50 per share as payment for professional services valued at $157,500 which was charged to operations.

The Company granted 1,678,750 stock purchase options exercisable at $1.50 per share to employees for no consideration which were accounted for under APB 25, "Accounting for Stock Issued to Employees" with no expense recorded.

[5] LEGAL MATTERS

In the normal course of business, the Company is exposed to a number of asserted and unasserted potential claims. Management, after review and consultation with counsel, believes it has meritorious defenses and considers that any liabilities from these matters would not materially affect the financial position, liquidity or results of operations of the Company.

[6] SUBSEQUENT EVENTS

In July 2001, the Company completed a reverse acquisition of IMSCO Technologies, Inc. ["IMSCO"], a publicly traded Delaware corporation. This transaction was recorded as a recapitalization of the Company. Initially this transaction was to include a California corporation, TurfClub.com, Inc. ["TurfClub"] which was to merge with the IMSCO.

Management of IMSCO is seeking to formally rescind the share exchange transaction with the shareholders of TurfClub due to a breach in the merger agreement. As of December 31, 2001, IMSCO had not issued any shares of IMSCO stock to the TurfClub shareholders and does not intend to issue any shares in the future pursuant to the rescinded merger agreement. Management believes that the reasons for this action are meritorious and intends to vigorously oppose any actions by the Turfclub shareholders to cause the issuance of the Company's common shares for the purpose of completing the merger transaction.

On August 27, 2001, IMSCO amended its certificate of incorporation to (i) change its name to Global Sports & Entertainment, Inc., (ii) effect a one-for-four reverse split of its common stock ["New Shares"] and (iii) increase the number of authorized shares to 50,000,000 new shares of common stock and 5,000,000 shares of preferred stock.

Pursuant to the acquisition of IMSCO, holders of the shares, options and warrants of the Company will be able to convert these items into IMSCO shares, options, and warrants. Each share of the Company's common or preferred stock can be exchanged for approximately 1.066 new shares of stock. Options and warrants, when exercised, will automatically convert at the same rate.

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

                          NOTES TO FINANCIAL STATEMENTS


[6] SUBSEQUENT EVENTS [CONTINUED]

Shares of common stock issued in connection with the reverse acquisition were as follows:

         14,845,241        to stockholders of Global Sportsedge, Inc. from
                           automatic conversion of Series B preferred shares

          3,750,000        to stockholders of IMSCO after giving effect to
                           reverse split

            550,000        for financing and services associated with the
                           reorganization.
        ------------
         19,145,241        Total common shares issued
        ============

[7] UNAUDITED INTERIM STATEMENTS

The financial statements as of June 30, 2001 are unaudited; however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments) which are necessary in order to make the interim financial statements not misleading have been made. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

              GLOBAL SPORTS & ENTERTAINMENT, INC. [FORMERLY IMSCO TECHNOLOGIES, INC.]


                       PRO FORMA COMBINED BALANCE SHEETS AS OF JUNE 30, 2001
                                            [UNAUDITED]

                                               HISTORICAL
                                      GLOBAL SPORTS &    GLOBAL         PRO FORMA       PRO FORMA
                                      ENTERTAINMENT*   SPORTS EDGE     ADJUSTMENTS      COMBINED
                                      -------------   -------------   -------------   -------------
Assets:
Current Assets:
  Cash                                $      5,964    $      4,074    $  1,324,000    $  1,334,038
                                      -------------   -------------   -------------   -------------

    Total Current Assets                     5,964           4,074       1,324,000       1,334,038

Property & Equipment (Net)                      --         271,657              --         271,657
Equipment Held Under Capital
  Lease (Net)                                   --         205,375              --         205,375
                                      -------------   -------------   -------------   -------------

Total Assets                          $      5,964    $    481,106    $  1,324,000    $  1,811,070
                                      =============   =============   =============   =============

Liabilities and Stockholders'
Deficit:
Current Liabilities:
  Current Portion of Long Term Debt   $         --    $     79,245    $         --    $     79,245
  Note Payable - Related Parties                --         150,000              --         150,000
  Deferred Revenue                              --         250,000              --         250,000
  Accounts Payable                         119,368         698,888              --         818,256
  Accrued Interest - Related Party              --           5,162              --           5,162
  Other Accrued Expenses                        --          16,185              --          16,185
                                      -------------   -------------   -------------   -------------

    Total Current Liabilities              119,368       1,199,480              --       1,318,848

Long-Term Debt & Portion
  of Capital Lease                              --         256,479              --         256,479
                                      -------------   -------------   -------------   -------------

    Total Liabilities                      119,368       1,455,959              --       1,575,327
                                      -------------   -------------   -------------   -------------

Shareholders' Deficit:
  Series B Preferred Stock                      --           3,807          (3,807)             --
  Series C Preferred Stock                      --              --               6               6
  Common Stock                               1,500          10,125          (9,710)          1,915
  Discount on Common Stock                      --         (10,125)         10,125              --
  Additional Paid-in Capital            12,934,932       5,707,418     (11,347,452)      7,294,898
  Less: Prepaid Advertising Credits       (374,998)             --              --        (374,998)
  Accumulated Deficit                  (12,674,838)     (6,686,078)     12,674,838      (6,686,078)
                                      -------------   -------------   -------------   -------------

Total Stockholders' Deficit               (113,404)       (974,853)      1,324,000         235,743
                                      -------------   -------------   -------------   -------------

Total Liabilities and
  Stockholders' Deficit               $      5,964    $    481,106    $  1,324,000    $  1,811,070
                                      =============   =============   =============   =============

*Formerly IMSCO Technologies, Inc.

                                               F-24

              GLOBAL SPORTS & ENTERTAINMENT, INC. [FORMERLY IMSCO TECHNOLOGIES, INC.]


                            PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                               FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                            [UNAUDITED]

                                               HISTORICAL
                                      GLOBAL SPORTS &     GLOBAL        PRO FORMA       PRO FORMA
                                      ENTERTAINMENT*   SPORTS EDGE     ADJUSTMENTS      COMBINED
                                      -------------   -------------   -------------   -------------
Revenues:
  Net Revenue - Services              $         --    $  1,002,393    $         --    $  1,002,393
  Revenue - Advertising                         --              --              --              --
                                      -------------   -------------   -------------   -------------

    Total Revenues                              --       1,002,393              --       1,002,393
                                      -------------   -------------   -------------   -------------

Expenses:
  Handicapping Fees                             --          17,239              --          17,239
  Handicapping Fees - Related Party             --          20,000              --          20,000
  Advertising Expense                           --         157,865              --         157,865
  Write-Down of Prepaid
    Advertising Expense                    319,442              --        (319,442)             --
  Salaries, Wages & Commissions                 --         563,075              --         563,075
  Professional Fees                         13,867          38,346         (13,867)         38,346
  Professional Fees - Non-cash              79,579              --         (79,579)             --
  General and Administrative                 2,857         594,150          (2,857)        594,150
  Depreciation Expense                          --         115,499              --         115,499
                                      -------------   -------------   -------------   -------------

Total Expenses                             415,745       1,506,174        (415,745)      1,506,174
                                      -------------   -------------   -------------   -------------

Operating Income                          (415,745)       (503,781)        415,745        (503,781)
                                      -------------   -------------   -------------   -------------

Interest (Expense)                              --         (16,185)             --         (16,185)
Interest (Expense) - Related Party              --          (3,245)             --          (3,245)
                                      -------------   -------------   -------------   -------------

  Other Income (Expense) [Net]                  --         (19,430)             --         (19,430)
                                      -------------   -------------   -------------   -------------

(Loss) Before Income Taxes                (415,745)       (523,211)        415,745        (523,211)

Income Tax                                      --              --              --              --
                                      -------------   -------------   -------------   -------------

  Net (Loss)                          $   (415,745)   $   (523,211)   $    415,745    $   (523,211)
                                      =============   =============   =============   =============

Basic & Diluted (Loss) per Share
  of Common Stock:
  Net (Loss)                          $      (0.03)                                   $      (0.03)
                                      =============                                   =============

  Basic & Diluted Weighted Shares
    of Common Stock Outstanding         14,791,662                                      19,145,241
                                      =============                                   =============

                                               F-25

              GLOBAL SPORTS & ENTERTAINMENT, INC. [FORMERLY IMSCO TECHNOLOGIES, INC.]


                     PRO FORMA COMBINED BALANCE SHEETS AS OF DECEMBER 31, 2000
                                            [UNAUDITED]

                                                HISTORICAL
                                     GLOBAL SPORTS &      GLOBAL        PRO FORMA       PRO FORMA
                                      ENTERTAINMENT*   SPORTS EDGE     ADJUSTMENTS      COMBINED
                                      -------------   -------------   -------------   -------------
Assets:
Current Assets:
  Cash                                $      6,688    $     74,666    $  1,324,000    $  1,405,354
                                      -------------   -------------   -------------   -------------

    Total Current Assets                     6,688          74,666       1,324,000       1,405,354

Property & Equipment (Net)                      --         338,590              --         338,590
Equipment Held Under Capital
  Lease (Net)                                   --         253,940              --         253,940
                                      -------------   -------------   -------------   -------------

Total Assets                          $      6,688    $    667,196    $  1,324,000    $  1,997,884
                                      =============   =============   =============   =============

Liabilities and Stockholders'
Deficit:
Current Liabilities:
  Current Portion of Long Term Debt   $         --    $     74,084    $         --    $     74,084
  Note Payable - Related Parties             3,000         150,000              --         153,000
  Deferred Revenue                              --         358,990              --         358,990
  Accounts Payable                         119,368         403,191              --         522,559
  Accrued Interest - Related Party              --           1,917              --           1,917
  Other Accrued Expenses                    23,000              --              --          23,000
                                      -------------   -------------   -------------   -------------

    Total Current Liabilities              145,368         988,182              --       1,133,550

Long-Term Debt & Portion
  of Capital Lease                              --         130,656              --         130,656
                                      -------------   -------------   -------------   -------------

    Total Liabilities                      145,368       1,118,838              --       1,264,206
                                      -------------   -------------   -------------   -------------

Shareholders' Deficit:
  Series B Preferred Stock                      --           3,807          (3,807)             --
  Series C Preferred Stock                      --              --               6               6
  Common Stock                               1,344          10,125          (9,554)          1,915
  Discount on Common Stock                      --         (10,125)         10,125              --
  Additional Paid-in Capital            12,813,509       5,707,418     (10,931,863)      7,589,064
  Less: Prepaid Advertising Credits       (694,440)             --              --        (694,440)
  Accumulated Deficit                  (12,259,093)     (6,162,867)     12,259,093      (6,162,867)
                                      -------------   -------------   -------------   -------------

Total Stockholders' Deficit               (138,680)       (451,642)      1,324,000         733,678
                                      -------------   -------------   -------------   -------------

Total Liabilities and
  Stockholders' Deficit               $      6,688    $    667,196    $  1,324,000    $  1,997,884
                                      =============   =============   =============   =============

*Formerly IMSCO Technologies, Inc.

                                               F-26

              GLOBAL SPORTS & ENTERTAINMENT, INC. [FORMERLY IMSCO TECHNOLOGIES, INC.]


                            PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                               FOR THE YEAR ENDED DECEMBER 31, 2000
                                            [UNAUDITED]

                                                 HISTORICAL
                                     GLOBAL SPORTS &      GLOBAL        PRO FORMA       PRO FORMA
                                      ENTERTAINMENT*   SPORTS EDGE     ADJUSTMENTS      COMBINED
                                      -------------   -------------   -------------   -------------
Revenues:
  Net Revenue - Services              $         --    $  1,055,075    $         --    $  1,055,075
  Revenue - Advertising                         --              --              --              --
                                      -------------   -------------   -------------   -------------

    Total Revenues                              --       1,055,075              --       1,055,075
                                      -------------   -------------   -------------   -------------

Expenses:
  Handicapping Fees                             --         221,432              --         221,432
  Handicapping Fees - Related Party             --          70,000              --          70,000
  Advertising Expense                           --       3,172,392              --       3,172,392
  Write-Down of Prepaid
    Advertising Expense                    684,056              --        (684,056)             --
  Salaries, Wages & Commissions                 --       1,385,419              --       1,385,419
  Professional Fees                        137,506         475,900        (137,506)        475,900
  Professional Fees - Non-cash              85,250              --         (85,250)             --
  General and Administrative                 4,957       1,810,410          (4,957)      1,810,410
  Depreciation Expense                          --         100,461              --         100,461
                                      -------------   -------------   -------------   -------------

Total Expenses                             911,769       7,236,014        (911,769)      7,236,014
                                      -------------   -------------   -------------   -------------

Operating Income                          (911,769)     (6,180,939)        911,769      (6,180,939)
                                      -------------   -------------   -------------   -------------

Interest (Expense)                      (1,145,824)        (22,856)      1,145,824         (22,856)
Interest Income                                 --          42,845              --          42,845
Interest (Expense) - Related Party              --          (1,917)             --          (1,917)
                                      -------------   -------------   -------------   -------------

  Other Income (Expense) [Net]          (1,145,824)         18,072       1,145,824          18,072
                                      -------------   -------------   -------------   -------------

(Loss) Before Income Taxes              (2,057,593)     (6,162,867)      2,057,593      (6,162,867)

Income Tax                                 204,400              --         204,400              --
                                      -------------   -------------   -------------   -------------

  (Loss) Before Extraordinary Gain
    (Loss)                              (1,853,193)     (6,162,867)      1,853,193      (6,162,867)

Extraordinary Gain - Net of Income
  Taxes of $204,400                        396,722              --        (396,722)             --
                                      -------------   -------------   -------------   -------------

  Net (Loss)                          $ (1,456,471)   $ (6,162,867)   $  1,456,471    $ (6,162,867)
                                      =============   =============   =============   =============

Basic & Diluted (Loss) per Share
  of Common Stock:
  (Loss) Before Extraordinary Gain    $      (0.15)                                   $      (0.32)
Extraordinary Gain (Loss)                    (0.03)                                             --

                                             (0.12)                                          (0.32)
                                      =============                                   =============

  Basic & Diluted Weighted Shares
    of Common Stock Outstanding         11,869,967                                      19,145,241
                                      =============                                   =============

                                               F-27

          GLOBAL SPORTSEDGE, INC. [FORMERLY ESPORTS ENTERTAINMENT, INC.
                    AND GLOBAL SPORTS & ENTERTAINMENT, INC.]

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


         The adjustments to the historical financial statements reflect the effect of the recording of the reverse merger of the registrant and the previously privately-held Global Sports Edge, Inc. (previously known as Esports Entertainment, Inc and Global Sports & Entertainment, Inc). The transaction was completed on July 12, 2001 and also included the sale of 64,000 shares of Series C convertible preferred stock with gross proceeds of $1,500,000.

The adjustments eliminate the results of operations for the registrant for the periods before the merger and reorganization, combine the balance sheets of both entities and reflect the shareholders' equity/deficit as if the transaction had occurred at the date of the pro forma statements.

                                      F-28